SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)

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SEMCO Energy, Inc.

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April 13, 2004

NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
TO BE HELD ON MAY 24, 2004

To the Common Shareholders of SEMCO ENERGY, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SEMCO Energy, Inc. (the Company) will be held at the McMorran Auditorium, 701 McMorran Boulevard, Port Huron, Michigan (see map on back), on Monday, May 24, 2004 at 10:00 a.m. (EDT), for the following purposes:

1.	To elect three members to the Board of Directors.

2.	To vote on a proposal to authorize the issuance of Series B Preference Stock.

3.	To vote on a proposal to amend the Restated Articles of Incorporation to increase the number of authorized Common Shares from 40,000,000 to 100,000,000.

4.

To vote on a proposal to amend the Bylaws to provide that the number of Directors shall not be more than eleven and to authorize the Board of Directors to fix the number of Directors from time to time within this limit.

5.	To approve the 2004 Stock Award and Incentive Plan.

6.	To transact any other business which properly comes before the meeting.

Only Common Shareholders of record at the close of business on March 29, 2004 may vote at the meeting.

Whether or not you plan to attend the meeting, you can ensure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope or you may submit your proxy by telephone or via the internet in accordance with the instructions on the accompanying proxy card. To prevent duplication, please submit your proxy only once, either by mail, by phone or via the internet. If you attend the meeting, you may vote in person whether or not you have submitted your proxy.

By order of the Board of Directors

Sherry L. Abbott, Corporate Secretary

28470 13 Mile Road, Suite 300, Farmington Hills, Michigan 48334 (248) 702-6000

TABLE OF CONTENTS

PROXY STATEMENT	1

ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT	1

STOCK OUTSTANDING AND VOTING RIGHTS	2

Commonly Asked Questions Relating to Stock Ownership and Voting Rights	2

Who is entitled to vote?	2

What is the difference between holding shares as a shareholder of record and as a beneficial owner?	2

How can I vote my shares in person at the annual meeting?	2

How can I assure my shares are voted without attending the annual meeting?	3

What does it mean if I receive more than one proxy or voting instruction card?	3

Can I change my proxy?	3

How many votes are required to elect directors?	3

How many votes are required to pass each of the proposals?	3

What is the quorum requirement for the annual meeting?	3

Beneficial Ownership	4

ITEM 1 – ELECTION OF DIRECTORS	5

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS	6

ITEM 2 – AUTHORIZATION TO ISSUE SERIES B PREFERENCE STOCK	8

ITEM 3 – INCREASE IN NUMBER OF AUTHORIZED COMMON SHARES	9

ITEM 4 – AMENDMENTS TO BYLAWS AS TO NUMBER OF DIRECTORS	11

ITEM 5 – APPROVAL OF THE 2004 STOCK AWARD AND INCENTIVE PLAN	12

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE	20

Board Member Attendance at Annual Meetings	20

Audit Committee	20

Compensation Committee	21

Finance Committee	21

Nominating and Corporate Governance Committee	21

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21

CERTAIN BUSINESS RELATIONSHIPS OF DIRECTORS	22

CODE OF ETHICS	22

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	23

Summary compensation table	23

Option grants in 2003	24

Options outstanding at December 31, 2003	24

Employment and related agreements	24

Employee pension plan	26

Supplemental pension plan for executives	26

Total pension benefits	27

Director compensation	27

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	28

EQUITY COMPENSATION PLAN INFORMATION	30

PERFORMANCE GRAPH	33

REPORT OF THE AUDIT COMMITTEE	33

INDEPENDENT PUBLIC ACCOUNTANTS	34

SHAREHOLDER PROPOSALS, COMMUNICATIONS AND RECOMMENDATIONS FOR DIRECTOR CANDIDATES	34

OTHER BUSINESS	35

APPENDIX A -- 2004 STOCK AWARD AND INCENTIVE PLAN	A-1

MEETING LOCATION MAP	Back Cover

28470 13 Mile Road, Suite 300, Farmington Hills, MI 48334

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of SEMCO Energy, Inc. (the Company) for use at the Annual Meeting of Common Shareholders on Monday, May 24, 2004, at 10:00 a.m. (EDT), to be held at the McMorran Auditorium, 701 McMorran Boulevard, Port Huron, Michigan, and any adjournments thereof. These proxy materials are being mailed to shareholders on or about April 13, 2004.

A Shareholder giving the enclosed proxy may revoke it any time before it is used by submitting a subsequent proxy (by telephone, internet or mail), by written notice to the Corporate Secretary of the Company, or by voting in person at the meeting.

Proxies will be solicited on behalf of the board of directors by mail, telephone, other electronic means or in person, and the Company will pay the solicitation costs. Copies of proxy material and of the 2003 annual report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and the Company will reimburse such record holders for their reasonable expenses. MacKenzie Partners, Inc. has been retained to assist in soliciting proxies at a fee of $8,500 plus expenses.

A copy of the Company's 2003 Annual Report is enclosed.

ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT

This proxy statement and the 2003 annual report are available at www.proxyvote.com. Most shareholders can elect to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail.

Shareholders of record (see question below: " What is the difference between holding shares as a shareholder of record and as a beneficial owner?" ) may choose this option to save the Company the cost of producing and mailing these documents by:

▪    following the instructions provided when giving your proxy over the internet;
▪    going to www.icsdelivery.com/sem and following the instructions provided; or
▪    writing to:
SEMCO Energy, Inc. Investor Relations
28470 13 Mile Road, Suite 300
Farmington Hills, MI 48334

Shareholders of record who choose to view future proxy statements and annual reports over the internet will receive an e-mail message next year containing the internet address to use to access the Company's proxy statement and annual report. The e-mail will also include instructions for giving your proxy over the internet. Electronic delivery instructions will remain in effect until revoked in writing. It is not necessary to elect internet access each year.

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Beneficial owners (see question below: " What is the difference between holding shares as a shareholder of record and as a beneficial owner?" ) should refer to information provided by their broker, bank or nominee for instructions on how to elect to view the Company's future proxy statements and annual reports over the internet if their broker or nominee participates in the service. Beneficial owners who choose electronic delivery will receive an e-mail message next year containing the internet address to use to access the Company's proxy statement and annual report.

STOCK OUTSTANDING AND VOTING RIGHTS

Commonly Asked Questions
Relating to Stock Outstanding and Voting Rights

Q: Who is entitled to vote? A: Only Common Shareholders of record at the close of business on March 29, 2004 (the record date) may vote at the meeting.

Q:    What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:    Many shareholders of the Company hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, National City Bank, you are considered the shareholder of record with regard to those shares. As the shareholder of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting or the right to vote in person at the meeting. A proxy card is enclosed for you to use to grant your proxy to us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

Q:    How can I vote my shares in person at the annual meeting?
A:    Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, the Company recommends that you grant your proxy in advance as described below so that your shares will be voted even if you later decide not to attend the meeting.

Shares held in street name (see beneficial owner explanation above) may be voted in person by you only if you obtain a signed proxy from the record holder (sometimes referred to as a "legal proxy") giving you the right to vote the shares.

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Q:    How can I assure my shares are voted without attending the annual meeting?
A:    By granting your proxy by way of the internet or by telephone, or by completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

Q:    What does it mean if I receive more than one proxy or voting instruction card?
A:    It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:    Can I change my proxy?
A:    You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by entering new instructions by the internet or telephone or by sending in a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions) or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request at the meeting.

Q: How many votes are required to elect directors? A: The three persons receiving the highest number of votes cast will be elected.

Q:    How many votes are required to pass each of the proposals?
A:    Item 2 to authorize the issuance of Series B Preference Stock – A majority of the votes cast.

Item 3 to amend the Restated Articles of Incorporation to increase the authorized Common Shares – A majority of the Common Shares outstanding on the record date.

Item 4 to amend the Bylaws regarding the number of Directors – A majority of the votes cast.

Item 5 to approve the 2004 Stock Award and Incentive Plan – A majority of the votes cast.

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions have not been given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting assuming a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:    What is the quorum requirement for the annual meeting?
A:    The Company had approximately 28,170,000 shares of Common Stock (Common Shares) outstanding on the record date. A majority of the Common Shares represented at the meeting, in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are counted for the purpose of determining a quorum. See the previous question, "How many votes are required to pass each of the proposals"  for an explanation of broker non-votes and the effect on voting.

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Beneficial Ownership

The following table shows beneficial owners of more than 5% of the Company’s voting securities as of March 29, 2004 based on filings with the Securities and Exchange Commission (the SEC).

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class

6% Series B Convertible Preference Stock	K-1 USA Ventures, Inc. [Address here]	31,000(1)(2)	100%

(1)
Based on a Schedule 13D filed by K-1 USA Ventures, Inc. ("K-1") with the SEC on March __, 2004, and includes (a) warrants to acquire 905,565 shares of Common Stock and (b) 4,678,751 shares of Common Stock issuable upon conversion of the Preference Stock.

(2)	The holder of the Preference Stock is entitled to cast such number of votes as the holder would have been entitled to cast if the Preference Stock had been converted into Common Stock.

The following table reflects ownership, as of March 29, 2004, of the number of Common Shares beneficially owned by each director, nominee, and current executive officer named in the Summary Compensation Table (see the Compensation of Executive Officers and Directors section) and all directors, nominees and current executive officers as a group. [Updated through March 9, 2004.]

	(A)		(B)
Name	Common Shares(1)		Exercisable Stock Options(2)	Columns A and B Combined

John M. Albertine	6,357		7,001	13,358
Edward J. Curtis	25,044	(3)	9,101	34,145	(3)
Eugene N. Dubay	4,634		0	4,634
John T. Ferris	74,280		9,101	83,381
John R. Hinton	2,892		1,001	3,893
Harvey I. Klein	33,804	(3)	9,101	42,905	(3)
Frederick S. Moore	33,514	(3)	9,101	42,615	(3)
Mark T. Prendeville	2,061		1,167	3,228
Jeffrey A. Safchick	0		0	0
John E. Schneider	14,440		30,334	44,774
George A. Schreiber, Jr.	0		0	0
Thomas W. Sherman	14,272	(3)	1,001	15,273	(3)
Sherry A. Stanley	0		0	0
Donald W. Thomason	20,442	(3)	9,101	29,543	(3)
Steven W. Warsinske	15,465		21,100	36,565
All directors, nominees and current executive officers as a group (16 persons including those named above)	249,516	(4)	109,476	358,992	(4)
_____________

(1)
Each person has sole power to vote and sell Common Shares shown, except Shares held jointly with spouses or directly by spouses, minor children, or certain other relatives, and except as described in (3) below.

(2)	This column includes Common Shares that may be acquired by exercising stock options within 60 days of March 29, 2004.

(3)	Includes Common Shares held in a Directors’ Deferred Compensation Plan Account as follows:

Name	Directors' Deferred Compensation Shares

Edward J. Curtis	18,774
Harvey I. Klein	12,351
Frederick S. Moore	26,491
Thomas W. Sherman	12,272
Donald W. Thomason	5,587

Shares in this Account may not be voted by the individual directors, but may be voted by the full Board.

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(4)
The directors, nominees and current executive officers as a group beneficially own 0.89% of outstanding Common Shares. Including options exercisable within 60 days of March 29, 2004, the same group beneficially owns 1.27% of outstanding Common Shares. Each individual holds less than one percent of outstanding Common Shares. In 1999, the Board established new stock ownership guidelines for directors. Within five years of adoption of the guidelines or within five years of joining the Company, whichever is later, each non-employee director is expected to own Common Shares equal in value to five times the director's annual retainer. Once the required shares are acquired, such shares must be retained throughout the remainder of the individual’s directorship and no additional shares need be acquired regardless of fluctuations in the Company’s stock price.

ITEM 1 -- ELECTION OF DIRECTORS

Common Shareholders are entitled to cumulative voting for directors. Each Common Shareholder may cast a number of votes equal to the number of Common Shares owned, multiplied by the number of directors to be elected. Votes may be cast for a single nominee or distributed among nominees. Shareholders may vote their shares cumulatively at the meeting by indicating on the ballot how the votes are to be distributed among the directors.

The Restated Articles of Incorporation provide for three classes of directors. The term of office of each class is three years and the term of one class expires each year. Approximately one-third of the Board will be elected at each Annual Meeting of Shareholders. A vacancy can be filled by a vote of the shareholders or by the Board. Contained in this proxy statement is a proposal to amend the bylaws to allow the Board to set the size of the Board up to eleven members. If the shareholders approve the proposal and the size of the Board is changed, the Restated Articles of Incorporation state that any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, but in no case shall a decrease in number of Directors shorten the term of any incumbent Director.

On March 12, 2004, George A. Schreiber, Jr. was elected President, Chief Executive Officer and as a director of the Company.

Michael O. Frazer, who served as a director since 1986, and Edith A. Stotler, who served as a director since 1987, retired from the Board effective March 19, 2004. Pursuant to the provisions of the 6% Series B Convertible Preference Stock, K-1 USA Ventures, Inc., the holder of such Preference Stock, was granted the right to appoint two members to the Company’s Board. See "Item 2 – Authorization to Issue Series B Preference Stock." On March 12, 2004, the Board approved the election of the two individuals to be designated by K-1 USA Ventures, Inc. as replacements for Mr. Frazer and Ms. Stotler whose retirements took effect upon the consummation of Part I of the sale of the 6% Series B Convertible Preference Stock. Mr. Jeffrey A. Safchik and Ms. Sherry A. Stanley were designated by K-1 USA Ventures, Inc. and became members of the Company’s Board on March 19, 2004.

Three directors are to be elected at this Annual Meeting. Each of the three persons receiving the highest number of votes will be elected. Proxies are being solicited to vote for the election of the following persons, each of whom is currently a director of the Company:

John M. Albertine
John R. Hinton
Donald W. Thomason

The Board does not expect that any nominee will become unavailable to serve as a director. Should that occur, however, proxies will be used to vote for another person selected by the Board.

The persons named in the enclosed proxy reserve the right to vote proxies cumulatively to the extent not inconsistent with shareholder direction. As shown on the proxy, shareholders may direct that their shares be voted for less than all three of the above-named nominees. The proxy may not be used to direct cumulative voting or to direct a vote for anyone other than the above-named nominees.

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INFORMATION ABOUT NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

Name, Position* and Business Experience During Past Five Years	Age	Director Since

NOMINEES (terms expiring 2007)
John M. Albertine Since 1990, Chairman and Chief Executive Officer of Albertine Enterprises, Inc., an economic forecasting, public policy, and full-service mergers and acquisitions firm based in Washington, D.C. Chief Executive Officer of Jam Shoe Concepts, Inc. Jam Shoe Concepts, Inc. owns 100% of the assets of a retail family shoe chain with 46 stores in the midwest. Since March 2003, Trustee of the Virginia Retirement System. Mr. Albertine holds a Ph.D. in economics from the University of Virginia. Director of Intermagnetics General Corporation and Kadant Inc.	59	2000
John R. Hinton Chairman of the Board of the Company since December 2003. Lead Director of the Company from April 2003 to December 2003 when the position was eliminated. Retired in 1999 from the Kellogg Company as Executive Vice President Administration - Chief Financial Officer.	58	2002
Donald W. Thomason Lead Director of the Company from November 1998 to April 2003. Retired in 1999 from the Kellogg Company as Executive Vice President Corporate Services/Technology.	60	1995

OTHER DIRECTORS (terms expiring 2005)
Edward J. Curtis President of E.J. Curtis Associates, Inc., a professional management consulting firm founded in 1972 with concentration in the natural gas and electric utility industries. Mr. Curtis is a member of the Society of Gas Lighting, the Guild of Gas Managers, the American Gas Association, the American Institute of Chemical Engineers, the Association of Energy Engineers and the International Association for Energy Economics.	61	1995
Harvey I. Klein President of Global Strategies Group L.C. since 1995. Global Strategies Group is a private consulting firm that provides direction to management on organization, strategic planning, quality and customer satisfaction, product sales and marketing, and selection and implementation of new business opportunities. Clients have been primarily from the automotive, energy, financial services and entertainment industries.	65	1993
George A. Schreiber, Jr. President and Chief Executive Officer of the Company since March 2004. From September 1999 to March 2004, Chairman, Global Energy Group of Credit Suisse First Boston, a global investment bank. From February 1997 to August 1999, President of Pinnacle West Capital Corporation, a $7 billion diversified holding company whose principal businesses are power and real estate.	55	2004
Thomas W. Sherman
Director of Bay State Gas Company from 1975 through 2002. Executive Vice President and Chief Financial Officer of Bay State Gas Company from 1975 to June 2000. Bay State Gas Company, a gas distribution utility operating in New England, was acquired by NiSource, Inc. in 1999. NiSource Inc., during the relevant time frame, was a holding company headquartered in Indiana, whose operating companies engaged in virtually all phases of the natural gas business from exploration and production to transmission, storage and distribution, as well as electric generation, transmission and distribution. Mr. Sherman acted as a consultant to NiSource, Inc., from June 2000 to June 2001.

	63	2002

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Name, Position* and Business Experience During Past Five Years	Age	Director Since

OTHER DIRECTORS (terms expiring 2006)
John T. Ferris Senior Partner in law firm of Ferris & Schwedler, P.C. in Bad Axe, Michigan.	53	1994
Frederick S. Moore Chairman and President of DSLT Inc., a company engaging in the real estate development business. Since 1999, Chairman of Mardale Specialty Foods, LLC., a producer of individual portion control jams, jellies, condiments, and salt and pepper packets. Chairman of Diamond Crystal Specialty Foods, Inc. (Diamond Crystal), which was a subsidiary of DSLT Inc. until Diamond Crystal’s sale in November 1998.	65	1995
Jeffrey A. Safchik Information.	__	2004
Sherry A. Stanley Executive Vice President/General Counsel with Greenstreet Partners (since [date]) with oversight responsibility for legal matters of Greenstreet Partners, K-1 USA Ventures, Inc., and their respective affiliates.	__	2004

_________________

*  Other than Mr. Schreiber, each director's and nominee's principal employment is and has been with a company not affiliated with SEMCO.

EXECUTIVE OFFICERS

Below is information (age, present position with the Company and business experience during the past five years) for the current Executive Officers except for Mr. Schreiber who is included with the directors above.

Eugene N. Dubay (age 55) – Vice President from October 2002 to December 2003 and again from March 2004. Interim President and Chief Executive Officer from December 2003 to March 2004. SEMCO Energy Gas Company Division Senior Vice President and Chief Operating Officer since October 2002. President, Kansas Gas Service Division of ONEOK, Inc. from 1997 to October 2002. During his term as President of the ONEOK Kansas Gas Service Division, Mr. Dubay was responsible for operations, marketing, and administrative matters for an autonomous distribution company serving 650,000 customers in the State of Kansas.

Mark T. Prendeville (age 53) -- Vice President and General Counsel since May 2003. Labor and Employment Counsel from February 2000 to May 2003. From 1990 through February 2000, General Counsel and Manager of Industrial Relations for Republic Die & Tool Co. of Belleville, Michigan. During Mr. Prendeville’s tenure, Republic, with revenues of about $40 million annually, was a tier-one supplier of sheet metal stamping dies to the auto industry.

John E. Schneider (age 55) -- Senior Vice President, Treasurer and Chief Financial Officer since January 2002. Vice President from April 2001 to January 2002 and SEMCO Energy Gas Company Division Executive Vice President and Chief Operating Officer from March 2001 to January 2002. Senior Vice President of Corporate Development from September 1999 to March 2001. Senior Vice President and Chief Operating Officer of SEMCO Energy Ventures, Inc. (a subsidiary of the Company) from May 1998 to September 1999.

Gary J. Valentz (age 47) – Vice President and Chief Information Officer and President of Aretech Information Services, Inc. (subsidiary of the Company) from April 2003. Chief Information Officer and Director of Business Services of MSX International (Southfield, Michigan) from 2001 to April 2003. MSX International is a $1 billion global organization providing outsourced business services and systems to Fortune 500 companies. While at MSX, Mr. Valentz was responsible for information technology required to operate the company, technology products and services for external customers and application service provider services for large global Fortune 100 companies. Chief Information Officer of Coastal Natural Gas Group of Coastal Corporation (Houston, Texas) from 1999 to 2001. Responsible for setting strategic direction for information technology for the natural gas business unit and guiding information technology strategy for a $13 billion energy corporation.

Steven W. Warsinske (age 48) -- Vice President and Controller since April 2000. SEMCO Energy Gas Company Division Vice President and Chief Accounting Officer from February 1998 to April 2000.

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ITEM 2 – AUTHORIZATION TO ISSUE SERIES B PREFERENCE STOCK

The Company's Restated Articles of Incorporation authorize the Board of Directors of the Company to issue up to 3,000,000 shares of Preference Stock, to divide the shares of Preference Stock into series and to fix the relative rights and preferences of the shares of any series so established.

On January 16, 1997 the Board of Directors created a series of Preference Stock designated as Series A Preference Stock with the number of shares constituting such series set at 2,000,000. The Series A Preference Stock is reserved for issuance under the Company's Shareholder's Rights Plan and no shares are outstanding.

At the present time, the Company does not meet the requirements under its Indentures to issue additional Senior Notes and the Board of Directors believes issuance of equity securities in the form of a new issue of Convertible Preference Stock would enhance the liquidity of the Company. Therefore, the Board of Directors has created a new series of Preference Stock designated 6% Series B Convertible Preference Stock ("Series B Stock") consisting of 70,000 shares. Net proceeds from the sale of the Series B Stock would be used to reduce debt and for general corporate purposes.

On March 19, 2004, the Company entered into a purchase agreement ("Purchase Agreement") with K-1 USA Ventures, Inc. ("K-1") for the sale of the Series B Stock. K-1 is an investment firm that invests in a wide range of investments across diverse sectors and is domiciled and incorporated in the Republic of Singapore. The principal provisions of the Series B Stock are set forth below. The Purchase Agreement provides for the sale of the Series B Stock in two parts. Part I covering the sale of 31,000 shares of Series B Stock to K-1 was consummated on March 19, 2004. As part of the sale, the Company issued to K-1 warrants (the "Warrants") expiring on March 18, 2009 to purchase 905,565 Common Shares at a per share price of $5.7615. The 31,000 shares and the Warrants are convertible into 5,584,316 shares, or approximately 19.8% of the Company’s currently outstanding Common Shares. The net proceeds received by the Company from the sale of 31,000 shares of the Series B Stock and the Warrants approximated $____________ and was used to __________________________________________.

Subject to approval by shareholders, the Company proposes to sell an additional 19,000 shares of Series B Stock to K-1 under Part II of the Purchase Agreement, which shares would be convertible into 2,867,621 shares or 10.2% of the Company's currently outstanding Common Shares.

The Company's Common Shares are traded on the New York Stock Exchange ("Exchange"). As a result, the Company is obligated to comply with the applicable rules of the Exchange. A rule of the Exchange requires shareholder approval for the issuance of securities convertible into common shares if the number of common shares issuable upon conversion exceeds twenty percent of the common shares outstanding. The issuance of Common Shares upon conversion of the Series B Stock under Part II would be combined under the Exchange rules with the shares issuable upon conversion of the Series B Stock and the Warrants under Part I and thus would exceed the threshold of the Exchange and shareholder approval is required.

The Series B Stock has a liquidation preference of $1,000 per share plus accrued and unpaid dividends. Dividends would be payable quarterly in shares of Series B Stock or Common Shares (holder's choice) at an annual rate of 6.0% for first three years, increasing by 100 basis points each year thereafter, with a maximum increase of 400 basis points. Upon a change of control, the holder of the Series B Stock may require the Company to redeem the Shares at a price equal to the higher of (i) the value of the Common Shares on an "as-if converted" basis or (ii) 200% of the liquidation preference. The Series B Stock is convertible at the holder's option at any time into shares of the Company's Common Shares at a price of $6.6257 (calculated at a 15% premium over the volume weighted average of the last 20 days' trading price of the Common Shares preceding the issue date of the shares under Part I of the Purchase Agreement) and would be mandatorily convertible at any time after the third anniversary if the Common Shares trade at or above 2.0 times the conversion price for a period of 20 consecutive days. The holders of the Series B Stock have the same voting rights as holders of Common Shares on an "as-if converted" basis.

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K-1 has been granted the right to nominate two members of the Board of Directors of the Company provided that in any event K-1 would have the right at any time to appoint at least 22% of the full Board. Upon the sale of the Series B Stock under Part I of the Purchase Agreement, K-1 nominated Mr. Jeffrey A. Safchik and Ms. Sherry A. Stanley as its designated members of the Board of Directors. Thereupon, Mr. Safchik and Ms. Stanley joined the Board. See "Information About Nominees, Directors and Executive Officers" herein.

The Purchase Agreement contains various provisions requiring approval by K-1 for certain corporate actions. In addition, the unanimous approval of the Directors appointed by K-1 and approval of at least 80% of the Company's Board of Directors, would be required for any increase in the dividends on the Common Shares or the creation or increase of any dividends on any other stock as long as the debt/total capitalization ratio remains 60.0% or higher. If such ratio drops below 60.0%, then the dividend can be changed by a majority vote of the Board of Directors.

The certificate creating the Series B Stock contains anti-dilation protections and pre-emptive rights to participate on a pro-rata basis in the purchase of any equity securities issued by the Company and ancillary documents contain various registration rights.

The proposed issuance of the Series B Stock is not intended as an anti-takeover provision. However, the issuance of the Series B Stock could make more difficult, and thereby discourage, attempts to acquire control of the Company. Issuance of Common Shares upon conversion of the Series B Stock could dilute the ownership interest and voting power of present shareholders, including any shareholder who might seek control of the Company.

Incorporated by reference into this Proxy Statement are the audited financial statements of the Company included in its 2003 Annual Report to Shareholders which accompanies this Proxy Statement as well as Management's Discussion and Analysis of Financial Condition and Results of Operation included in the 2003 Annual Report.

The affirmative vote of a majority of the votes cast by the holders of Common Shares is required to authorize the issuance of the Series B Stock under Part II of the Purchase Agreement. If the shareholders do not approve the proposal, the sale of Series B Stock under Part I of the Purchase Agreement and the issuance of the Warrants remain in full force and effect. Under the rules of the New York Stock Exchange, K-1, as holder of 31,000 shares of Series B Stock is deemed an "affiliate" of the Company and is not permitted to vote its shares on this proposal.

The Board of Directors and management recommend that the Common Shareholders grant their proxy FOR the proposal.

ITEM 3 – INCREASE IN NUMBER OF AUTHORIZED COMMON SHARES

The Board of Directors of the Company at their meeting held March 12, 2004, voted that the annual meeting of Common Shareholders scheduled for Monday, May 24, 2004, would be called for, in addition to other purposes, the purpose of considering and acting upon a proposed amendment to the Restated Articles of Incorporation of the Company so as to increase the number of authorized Common Shares from the existing 40,000,000 authorized shares to 100,000,000 authorized shares.

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As of March 29, 2004, of the 40,000,000 shares authorized, the Company had approximately 28,170,000 shares outstanding and approximately 3,906,000 shares reserved for issuance for the following purposes: 1,600,000 for the Direct Stock Purchase and Dividend Reinvestment Plan ("DRIP"); 901,800 for exercise of stock options under the Stock Option Plan of 2000; 523,000 for exercise of stock options under the 1997 Long-Term Incentive Plan; 176,000 for matching contributions to the 401(k) Plan; 96,400 for the Broad Based Stock Award Plan; 56,300 for the Directors’ Deferred Compensation and Stock Purchase Plan for Non-Employee Directors; 13,000 as Compensation in Lieu of Medical Plan Participation for Non-Employee Directors; 900 for employees who sign up for the first time for payroll deduction contributions to the DRIP; and 530,000 for conversion of stock options issued as employment inducements. A reserve of 5,584,316 shares was established in March 2004 for the conversion of Series B Stock and to satisfy Common Stock Purchase Warrants. If the proposal for the sale of additional Series B Stock is approved by the shareholders, an additional 11,476,226 Common Shares would be required to satisfy the conversion provision of such stock. If the proposal for approval of the 2004 Stock Award and Incentive Plan is approved by the shareholders, an additional 637,457 Common Shares would be reserved.

The Company has embarked on a strategic plan to focus its growth on the gas distribution business. The rate of return from the Company’s natural gas distribution line of business provides an attractive source of revenue and income. The Company will be seeking to grow this business line further in future years, which may require additional common stock capital. The Company also believes it is in its best interest to lower its debt as a percentage of its total capitalization. Through the sale of the Series B Stock discussed above (see "Item 2 – Authorization to Issue Series B Preference Stock") as well as other debt reduction initiatives, the percentage of debt to total capitalization should be lowered to a moderate level. Completion of these initiatives may not be possible unless the shareholders approve an amendment to the Restated Articles increasing the authorized number of shares. In light of these circumstances, the Board of Directors believes it would be in the best interest of the Company to increase the authorized number of Common Shares, thereby assuring that an ample number of authorized shares will be available for issuance in order to facilitate its strategic goals.

The additional authorized Common Shares would be issuable at the Board’s discretion, normally without further shareholder action, for any proper corporate purposes. The authorization of additional shares may have an anti-takeover effect. For example, such additional authorized shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company. The Board of Directors has no present plans to use such shares to inhibit any takeover and the Board knows of no plans to attempt to take over the Company. If authorization of the proposal is postponed until a specific situation arises, the time and expense incident to obtaining shareholder approval at that time might disadvantage the Company by depriving it of the flexibility which could be important in facilitating effective use of the shares.

Other than as indicated above, the Company’s Board of Directors and management have no definitive plans for the issuance of any of the presently authorized and unissued Common Shares or of the additional shares to be authorized. Rather, it is the intention of the Board of Directors and management to hold such authorized and unissued Common Shares in reserve for such corporate needs as may develop.

No shareholder of the Company has any preemptive rights to subscribe for or to purchase any of the authorized and unissued Common Shares including the additional shares to be authorized with the exception discussed in "Item 2 – Authorization To Issue Series B Preference Stock" above.

The Common Shareholders will be asked to adopt a resolution amending Section 1 of Article III of the Restated Articles of Incorporation to read as follows:

The total authorized capital stock consists of

(a)   500,000 shares Cumulative Preferred Stock of the par value of $1 per share, issuable in series as hereinafter provided, designated "Cumulative Preferred Stock, $1 Par Value",

(b)   3,000,000 shares of Preference Stock designated "Preference Stock, $1 Par Value", and

(c)   100,000,000 shares of stock of the par value of $1 per share, designated "Common Stock, $1 Par Value."

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The affirmative vote of the holders of at least a majority of Common Shares of the Company outstanding as of the Record Date (March 29, 2004), is required to adopt the amendment.

The Board of Directors and management recommend that the Common Shareholders grant their proxy FOR the proposal.

ITEM 4 – AMENDMENTS TO BYLAWS AS TO NUMBER OF DIRECTORS

The Board of Directors unanimously recommends that the Bylaws of the Company be amended to provide that the number of Directors of the Company shall be not more than eleven (11), and that the Board of Directors shall be authorized to fix from time to time, within this limit, the number of Directors that constitute the full Board.

The current Bylaws provide that the number of Directors shall be eleven (11) [ Section 1 of Article III ] and that the shareholders or the Board of Directors may alter, amend, add to or repeal the Bylaws provided that the Board of Directors shall not make or alter any Bylaws fixing their number, qualifications, classification, or term of office. [ Article VII ]

From time to time, vacancies on the Board are created through the resignation, retirement or the death of a member of the Board. The Board of Directors believes that it is not in the best interests of the Company and its shareholders to be required to have a set number of Directors and that a more flexible approach is to provide for a maximum number of Directors with the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, setting the exact number. At its March 12, 2004 meeting, the Board approved a reduction to ten in the number of Directors, subject to shareholder approval of this proposal. The reduction would be accomplished through attrition and would bring the number of Directors on the Company’s Board more in line with the number on the Boards of similarly sized peer companies.

The Common Shareholders will be asked to adopt a resolution amending the Bylaws to read as follows:

ARTICLE III

Section 1.   Number, Classification and Term of Office. The business and the property of the corporation shall be managed and controlled by the Board of Directors. The number of Directors constituting the full Board of Directors shall be not more than eleven (11). Directors shall hold office for staggered terms as provided in the Restated Articles of Incorporation.

ARTICLE VII

AMENDMENTS

The shareholders entitled to vote or the Board of Directors may alter, amend, add to or repeal these Bylaws, provided that the Board of Directors shall not make or alter any Bylaws fixing qualifications, classification, or term of office.

The affirmative vote of a majority of the votes cast by the holders of Common Shares is required to adopt the amendments.

The Board of Directors and management recommend that the Common Shareholders grant their proxy FOR the proposal.

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ITEM 5 -- APPROVAL OF THE 2004 STOCK AWARD AND INCENTIVE PLAN

At the Annual Meeting, shareholders will be asked to approve the 2004 Stock Award and Incentive Plan (the "2004 Plan"), which was approved by the Board of Directors on March 12, 2004. The 2004 Plan would replace the 1997 Long-Term Incentive Plan (the "1997 Plan") and the Stock Option Plan of 2000 (the "SOP") (together with the 1997 Plan, the "Preexisting Plans"). If shareholders approve the 2004 Plan, 1,500,000 Common Shares (comprised of approximately 863,000 shares remaining under the Preexisting Plans plus approximately 637,000 new shares), an estimated 5.33% of the currently outstanding class of Common Stock, plus the number of shares that become available (through forfeitures or expirations of awards) from the Preexisting Plans after the effective date of the 2004 Plan, will be available for issuance under the Plan.

The Board and Compensation Committee (the "Committee") believe that attracting and retaining executives, other key employees, non-employee directors and other service providers of high quality has been and will continue to be essential to the Company’s growth and success. The 2004 Plan will enable the Company to implement a compensation program with different types of incentives for motivating employees of the Company and encouraging them to give the Company long-term, excellent service. In particular, stock options, restricted stock and stock-related-awards are an important element of compensation for employees and directors, because such awards enable them to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the Company's shareholders. Annual incentive awards and other performance-based awards provide rewards for achieving specific performance objectives, such as earnings goals. The ability to grant such awards as compensation under the 2004 Plan will help the Company to remain competitive, and provide an increased incentive for each person granted an award to expend his or her maximum efforts for the success of the Company's business. The Board and Committee therefore view the 2004 Plan as a key part of the Company’s compensation program.

The 2004 Plan authorizes a broad range of awards, including:

  stock options
  stock appreciation rights ("SARs")
  restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer deferred stock, a contractual commitment to deliver shares at a future date; if such a grant is forfeitable, it may be referred to as "restricted stock units"
  other awards based on Common Stock
  dividend equivalents
  stock-based performance award, which are in effect deferred stock awards that may be earned by achieving specific performance objectives cash-based performance awards tied to achievement of specific performance objectives shares issuable in lieu of rights to cash compensation, including under the Company's elective deferred compensation program
If the 2004 Plan is approved by shareholders, no new awards would be authorized for grant under the Preexisting Plans, but previously authorized awards under such Plans would remain in effect.

Under the terms of the employment agreement with Mr. Schreiber, he will be granted stock options to acquire 200,000 shares of the common stock of the Company ("Mr. Schreiber’s employment options") and 50,000 restricted stock units of the Company ("Mr. Schreiber’s employment RSUs"). If shareholder approval of the 2004 Plan is not received, Mr. Schreiber’s employment options will be granted on a non-qualified basis. Mr. Schreiber’s employment options shall be granted at fair market value on the date of grant, and one-third of the shares shall vest on each of the first three anniversaries of the effective date of Mr. Schreiber’s employment agreement. If Mr. Schreiber meets the performance targets, which will be established by the Compensation Committee prior to the grant date, the restrictions with respect to 20,000 of Mr. Schreiber’s employment RSUs will lapse upon the first anniversary of the effective date of Mr. Schreiber’s employment agreement, the restrictions with respect to 15,000 on the second anniversary of the effective date of Mr. Schreiber’s employment agreement and the final 15,000 on the third anniversary.

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Reasons for Shareholder Approval

The Board seeks shareholder approval of the 2004 Plan in order to satisfy certain legal requirements, including requirements of the New York Stock Exchange. In addition, the Board regards shareholder approval of the 2004 Plan as desirable and consistent with corporate governance best practices.

The Board and Committee also seek to preserve the Company’s ability to claim tax deductions for compensation paid, to the greatest extent practicable. Section 162(m) of the Internal Revenue Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the "named executive officers"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. If the 2004 Plan is approved by shareholders, annual incentive awards granted under the Plan to named executives generally will be payable only upon achievement of pre-established performance goals relating to the Company as a whole or specific business units for which the individual executive has principal responsibility. The Board and Committee believe that such annual incentive awards have and will continue to provide strong motivation to executives to achieve performance objectives set by the Committee, and in that way place strong emphasis on the building of value for all shareholders.

For purposes of Section 162(m) of the Code, approval of the 2004 Plan will be deemed also to include approval of the eligibility of executive officers and other employees and service providers to participate in the Plan, the annual per-person limitations described below under the caption "Description of the 2004 Plan -- Per-Person A ward Limitations ," the general business criteria upon which performance objectives for performance awards, including annual incentive awards, are based, described below under the caption "Performance-Based Awards" and "Annual Incentive Awards," and the stock-price appreciation performance goal inherent in stock options and SARs. Because shareholder approval of general business criteria, without specific targeted levels of performance, qualifies incentive awards for a period of approximately five years, shareholder approval of such business criteria will meet the requirements under Section 162(m) until 2009. Shareholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

In addition, shareholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Restriction on Repricing

The 2004 Plan includes a restriction providing that, without shareholder approval, the Company will not amend or replace options previously granted under the Plan in a transaction that constitutes a "repricing." For this purpose, a "repricing" means amending the terms of an option after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an Option at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange for another option (including on a delayed basis), restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

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Description of the 2004 Plan

The following is a brief description of the material features of the 2004 Plan. This description is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Shares Available under the 2004 Plan. The 2004 Plan will reserve 1.5 million shares of Common Stock for awards (inclusive of any shares remaining under the Preexisting Plans), in addition to any shares that later become available due to forfeitures or expirations of awards under the 2004 Plan or the Preexisting Plans. The number of shares reserved under the 2004 Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

Based on the Company's equity award plans in effect and outstanding awards at March 29, 2004, if shareholders approve the 2004 Plan, the total number of shares available for future awards under all such plans plus the number of shares subject to outstanding options and non-vested awards would be approximately 2,062,000 shares, or 7.32% of the shares then outstanding. Only the number of shares actually delivered to and retained by participants in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2004 Plan. Thus, shares will become available again for new awards if an award expires, is forfeited, or is settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of an SAR than the number to which the SAR related, or if shares that had been issued as restricted stock are forfeited. Shares delivered under the 2004 Plan shall be newly issued shares.

On [last date prior to proxy printing], the last reported sale price of the Company's Common Stock on the New York Stock Exchange was [$____] per share.

Per-Person Award Limitations . The 2004 Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the 2004 Plan -- options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards -- relating to no more than his or her "Annual Limit." The Annual Limit equals 250,000 shares plus the amount of the participant's unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. With respect to incentive awards not valued by reference to Common Stock at the date of grant, the 2004 Plan limits such performance awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $500,000 plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The per person limits for each type of stock-based award are independent of one another and independent of the limit on cash-denominated performance awards. These limits apply only to awards under the 2004 Plan, and do not limit the Company’s ability to enter into compensation arrangements outside of the 2004 Plan.

Adjustments to Shares Reserved, Awards and Award Limits. Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Common Stock. Adjustments also will be made to outstanding awards upon occurrence of these events, including to the number of shares subject to an award, any exercise price or share price referenced in the award terms (such as an SAR's base price) and other terms of the award to preserve without enhancing the value of the award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

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   Eligibility . Executive officers and other officers and employees of the Company and its subsidiaries (including directors), non-employee directors of the Company, and any other person who provides substantial services will be eligible to be granted awards under the 2004 Plan.

Administration. The 2004 Plan will be administered by the Committee, except that the Board may itself act in place of the Committee to administer the 2004 Plan and determinations with respect to grants to non-employee directors must be made by the Board. The members of the Committee must be non-employee directors. Subject to the terms and conditions of the 2004 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2004 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2004 Plan. Nothing in the 2004 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to executive officers and other employees. The Committee is permitted to delegate authority to executive officers for the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The 2004 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2004 Plan.

Stock Options and SARs . The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated "base price." The exercise price of an option and the base price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below under "Other Terms of Awards "). The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee.

Restricted and Deferred Stock/Restricted Stock Units . The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends, unless otherwise determined by the Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of "restricted stock units." The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to Common Stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue if authorized by the Committee.

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Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2004 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-Based Awards. The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

(1)	revenues;

(2)	earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items;

(3)	earnings per share (basic or fully diluted);

(4)	return on net assets, return on assets, return on investment, return on capital, return on equity;

(5)	cash flow; free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

(6)
economic value created or added (representing the amount by which a business unit's income exceeds the cost of the capital used by the business unit during the performance period, as determined by the Committee);

(7)	operating margin or operating expense;

(8)	net income;

(9)	stock price or total shareholder return; and

(10)
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

These goals may be set with fixed, quantitative targets, targets relative to past Company performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Committee.

Annual Incentive Awards . One type of performance award that may be granted under the 2004 Plan is Annual Incentive Awards, settleable in cash or in shares upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to named executives are intended to constitute "performance-based compensation" not subject to the limitation on deductibility under Code Section 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph must be achieved. The Committee may specify additional requirements for the earning of such awards.

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Other Terms of Awards . Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2004 Plan. The Committee may condition awards on the payment of taxes, such as by withholding a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis. This flexibility can allow for estate planning or other limited transfers consistent with the incentive purpose of the Plan.

The Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant's right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2004 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2004 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards, awards, or rights. In granting a new award, the Committee may determine that the in-the-money value of any surrendered award may be applied to reduce the exercise price of any option, base price of any SAR, or purchase price of any other award.

Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of Common Stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional Awards or additional shares of Common Stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

Vesting, Forfeitures, and Related Award Terms. The Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

The 2004 Plan provides that upon a change in control, as defined, unless the Committee limited these rights in the grant agreement, awards will become vested and exercisable and restrictions thereon will lapse, any option that was not vested and exercisable throughout the 60 day period prior to the change in control may be surrendered for a cash payment equal to spread, determined based on the highest market price during that 60-day period or, if higher, the consideration received by shareholders in the change in control transaction. The Committee may also specify in any award agreement that performance conditions will be deemed met upon a change in control.

Amendment and Termination of the 2004 Plan. The Board may amend, suspend, discontinue, or terminate the 2004 Plan or the Committee's authority to grant awards thereunder without shareholder approval, except as required by law or regulation or under the NYSE rules. Proposed changes to NYSE rules, if adopted, will require shareholder approval of material modifications to plans such as the 2004 Plan. Under these rules, shareholder approval will not necessarily be required for amendments which might increase the cost of the 2004 Plan or broaden eligibility. Unless earlier terminated, the 2004 Plan will terminate at such time that no shares reserved under the 2004 Plan remain available and the Company has no further obligation with respect to any outstanding award.

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Federal Income Tax Implications of the 2004 Plan

The Company believes that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2004 Plan. The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A participant's sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax "basis" in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

The Company may, however, permit participants to elect to defer taxation upon certain exercises of options other than ISOs. Under such a transaction, the participant must pay for the option exercise by surrendering shares, and the option shares that represent the gain upon exercise are deferred as to delivery by the Company. The participant generally should not realize income upon exercise, but will realize ordinary income equal to the value of shares delivered at the end of the specified deferral period. The Company is not entitled to a tax deduction at the time of exercise, but becomes entitled to a tax deduction at the time shares are delivered at the end of the deferral period. Proposed legislation may limit this kind of deferral, however.

With respect to awards other than options and SARs that result in a transfer to the participant of cash or shares or other property, if no restriction on transferability or substantial risk of forfeiture applies to the transferred amounts, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Thus, for example, if the Company grants an award of deferred stock or permits the participant to elect to defer receipt of cash or shares under a Plan award, the participant will defer the time he or she becomes subject to income tax, and the Company's right to claim a tax deduction will be likewise deferred. If a restriction on transferability and substantial risk of forfeiture applies to shares or other property transferred to a participant under an award (such as, for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

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As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2004 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2004 Plan will be fully deductible under all circumstances. In addition, other awards under the 2004 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, not be deductible by the Company as a result of Section 162(m).

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2004 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2004 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2004 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

Vote Required For Approval

Approval of the 2004 Plan will require the affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote on the matter.

The Board of Directors considers the 2004 Plan to be in the best interests of the Company and its shareholders and therefore recommends that shareholders grant their proxy FOR the proposal.

19

COMMITTEES OF THE BOARD OF DIRECTORS
AND MEETING ATTENDANCE

Membership in Committees of the Board of Directors as of December 31, 2003, was as follows:

Name	Audit	Compensation	Finance	Nominating and Corporate Governance

John M. Albertine	x		xx

Edward J. Curtis		x		x

John T. Ferris		x		xx

Michael O. Frazer		x		x

John R. Hinton(1)

Harvey I. Klein			x	x

Frederick S. Moore	x		x

Thomas W. Sherman	xx		x

Edith A. Stotler	x		x

Donald W. Thomason		xx		x

_________________

  x Member
xx Chairman

(1)  Although not appointed to any committees, the Lead Director and Chairman of the Board are expected to attend all committee meetings. After serving as Lead Director for seven months, Mr. Hinton ended the year as Chairman of the Board and, therefore, was not a member of any committees at year end.

The Board has affirmatively determined that Messrs. Albertine, Curtis, Ferris, Hinton, Klein, Moore, Sherman and Thomason are independent as defined in the New York Stock Exchange listing standards. The Board has not met since Mr. Safchik and Ms. Stanley joined the Board and therefore has not yet addressed their independence.

The Board held 9 meetings during 2003. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served in 2003.

The independent members of the Board meet regularly in executive sessions without management present. The executive sessions are chaired by the Chairman of the Board or, if the Chairman of the Board is not an independent director, by the Lead Director.

Board Member Attendance at Annual Meetings
Directors are encouraged to attend annual meetings of the Company’s shareholders. All eleven of the Company’s directors at the time of the 2003 annual meeting of shareholders were in attendance at that meeting.

Audit Committee:
The Audit Committee reviews the independent public accountants' reports and audit findings, the scope and plans for future audit programs, independence of the independent accountants, annual financial statements, accounting, financial and internal controls of the Company, information systems, risk management and compliance with codes of conduct. The Audit Committee also hires the independent public accountants. Eight Audit Committee meetings were held in 2003. During the year, the Board examined the composition of the Audit Committee in light of New York Stock Exchange rules governing audit committees and confirmed that all members of the Audit Committee are "independent" within the meaning of the Exchange's rules. For additional information about the responsibilities of the Audit Committee, the Committee’s charter can be found in the corporate governance portion of the investor information section on the Company’s website at www.semcoenergy.com. For additional information on the Audit Committee’s activities, see the "Report of the Audit Committee" herein.
The Board of Directors has determined that Mr. Thomas W. Sherman is an audit committee financial expert as that term is defined by SEC regulations and Mr. Sherman is independent as defined in the New York Stock Exchange listing standards.  Information on Mr. Sherman’s experience is included in the "Information about Nominees, Directors and Executive Officers" section of this proxy statement.

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Compensation Committee:
The Compensation Committee held 4 meetings in 2003. The Compensation Committee reviews the Company’s general compensation strategy and recommends compensation of executive officers and directors to the full Board. The Compensation Committee monitors the CEO's officer succession plan and recommends the election of officers to the full Board. The Compensation Committee administers the Company's Long Term Incentive Plan.  The Committee’s charter can be found in the corporate governance portion of the investor information section on the Company’s website at www.semcoenergy.com.

Finance Committee:
The Finance Committee serves as liaison between management and the Board on important financial transactions and financial policy matters. The Committee reviews and approves the capital and operating budgets, financing plan, and significant securities offerings, prior to Board review. The Finance Committee has approval power for certain categories of acquisitions and capital projects that are consistent with the Board approved Strategic Plan. The Committee’s charter can be found in the corporate governance portion of the investor information section on the Company’s website at www.semcoenergy.com. The Finance Committee held 5 meetings in 2003.

Nominating and Corporate Governance Committee:
The Nominating and Corporate Governance Committee held 3 meetings in 2003. The Nominating and Corporate Governance Committee recommends candidates for Board membership and personal qualifications criteria for Board membership. Minimum qualifications are (a) education -- a degree from an accredited college or a combination of training, experience and education; and (b) experience – at least five years of work experience at a senior management level. Desired professional skills and personal attributes for Board members include, but are not limited to: knowledge and understanding of the free enterprise system; ability to read and understand financial and operating reports; awareness of laws, rules and regulations governing securities and corporate governance; no current or anticipated conflicts of interest; business and social integrity; willingness to stand on personal convictions; short and long range vision; and time and commitment to fulfill directoral responsibilities. Additional professional skills and personal attributes are outlined in the Corporate Director Position Description, which can be found in the corporate governance portion of the investor information section on the Company’s website at www.semcoenergy.com.
Recommendations by shareholders of candidates for Board membership will be considered by the Nominating and Corporate Governance Committee. Procedures for shareholder recommendation of director candidates for consideration are described below in "Shareholder Proposals, Communications and Recommendations for Director Candidates."
Potential director candidate suggestions may come from current directors, search firms, law firms, shareholders, or other sources. The Nominating and Corporate Governance Committee determines the Company’s current and prospective needs, then narrows the list of potential candidates based on the specific attributes being sought. The Nominating and Corporate Governance Committee then conducts interviews to determine if any of the proposed candidates are suitable and, if so, recommends nomination; if not, additional potential candidates are sought.
The Nominating and Corporate Governance Committee also recommends general criteria regarding committee composition, directors to serve on Board committees, and changes to Board and Company policies. The Committee’s charter can be found in the corporate governance portion of the investor information section on the Company’s website at www.semcoenergy.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and officers must file a form with the Securities and Exchange Commission to report changes in their ownership of Company stock. All such reports were filed timely for 2003 except for one report for Mr. Rudolfo D. Cifolelli which was filed late and reported the sale of 7,000 shares. The sale occurred after Mr. Cifolelli ceased employment with the Company, but before his Section 16 reporting obligations ended.

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CERTAIN BUSINESS RELATIONSHIPS OF DIRECTORS

Mr. Schreiber was Chairman of Credit Suisse First Boston LLC’s Global Energy Group from September 1999 until joining the Company as President and Chief Executive Officer on March 10, 2004. During the Company’s last fiscal year, Credit Suisse First Boston LLC ("CSFB") acted as: (a) the Company’s sole book-runner, sole lead manager and an initial purchaser in connection with a private placement of unsecured senior debt securities of the Company; (b) the Company’s financial advisor with respect to the Company’s continuing review of strategic and financial planning matters; and (c) the Company’s exclusive placement agent in connection with a private placement of equity, equity linked or debt securities of the Company. The amount of compensation the Company paid to CSFB for their services was less than five percent of CSFB’s consolidated gross revenues for CSFB’s last fiscal year.

CODE OF ETHICS

In February 2003, the Company’s Board of Directors adopted a Code of Business Conduct and Ethics ("Code of Ethics") that applies to all of the Company’s employees (including the Company’s officers), directors, affiliates, agents, consultants, advisors and representatives. The Company did have a Code of Ethics in place prior to February 2003, but expanded the information provided into a handbook on conduct and ethics that would be better understood by those required to abide by it. The Code of Ethics can be found in the corporate governance portion of the investor information section on the Company’s website at www.semcoenergy.com and is referenced in Part III, Item 10 of the Company’s annual report on Form 10-K for the year ended December 31, 2003.

22

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth information with respect to the compensation of the "named executive officers."

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(2)	Common Share Options(3)	All Other Compensation (4)

Marcus Jackson(1)	2003	$369,692	$0	$14,097	30,000	$13,846 (5)
Former Chairman, President and CEO	2002	$360,000	$0	$14,075	0	$0
	2001	$262,154	$160,000 (6)	$7,000	201,000	$30,617 (7)

Eugene N. Dubay(1)	2003	$220,000	$0	$6,300	7,000	$60,683 (8)
Interim President and CEO (from 12/03/03 to 03/10/04) Vice President (until 12/03/03 and again after 03/10/04) and	2002	$49,923	$25,000 (9)	$1,575	0	$0
SEMCO Energy Gas Company Division Sr. Vice President & COO

John E. Schneider	2003	$192,308	$16,267	$7,710	7,000	$8,000
Senior Vice President, Treasurer and CFO	2002	$185,000	$0	$7,568	0	$7,400
	2001	$183,887	$0	$7,351	7,000	$6,800

Lila R. Bradley(1)	2003	$140,423	$0	$6,580	5,250	$5,617
Vice President of Human Resources and Public Affairs (until 01/09/04)	2002	$128,000	$0	$6,485	0	$5,120
	2001	$125,071	$0	$6,326	7,000	$43,149 (10)

Steven W. Warsinske	2003	$134,800	$8,998	$8,013	4,500	$33,752 (11)
Vice President and Controller	2002	$131,000	$0	$6,142	0	$5,640
	2001	$127,885	$10,000 (12)	$6,011	3,500	$5,187

Mark T. Prendeville	2003	$123,979	$7,843	$4,810	3,500	$5,273
Vice President and General Counsel	2002	$75,000	$0	$0	0	$3,000
	2001	$67,404	$2,500 (13)	$0	0	$2,019

____________________

(1)

Mr. Jackson joined the Company in June 2001 and resigned effective December 2, 2003. Mr. Dubay joined the Company in October 2002 as Vice President and SEMCO Energy Gas Company Division Senior Vice President and Chief Operating Officer. Mr. Dubay was named interim President and CEO effective December 3, 2003 while retaining his position as Chief Operating Officer for the Company’s Gas Division. Ms. Bradley’s position was eliminated effective January 9, 2004.

(2)
Includes the premium and income tax gross up for a life insurance policy. Also includes stipends in lieu of use of company-provided auto. The annual stipend ranged from $4,810 to $12,000 in 2003 for the named executive officers.

(3)	Number of Common Shares underlying stock-option awards granted in the respective year.

(4)	Includes Company matching contribution to 401(k) plan and to non-qualified deferred compensation plan.

(5)	Includes severance compensation paid in 2003. Mr. Jackson will receive a total of $180,000 in severance compensation pursuant to a Separation Agreement and Release dated as of December 2, 2003.

(6)	Includes a signing bonus of $60,000.

(7)	Includes moving expenses of $28,682 for relocation from Kansas.

(8)	Includes moving expenses of $60,683 for relocation from Kansas.

(9)	Includes a signing bonus of $25,000.

(10)	Includes moving expenses of $38,074 for relocation from the Port Huron area to the Farmington Hills area.

(11)	Includes $28,000 cash value distribution of accrued benefits under the SERP.

(12)	Bonus paid for additional services while performing interim CFO duties.

(13)	Includes a signing bonus of $2,500.

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Option Grants in 2003

Name	Number of Common Shares Underlying Options Granted	% of Total Options Granted to Employees in 2003	Exercise Price ($/Sh.) (1)	Expiration Date(2)	Value When Options Expire if 5% or 10% Annual Stock Price Appreciation from Date of Grant

					5%(3)	10%(3)

Marcus Jackson	30,000 (4)	17.2%	$4.13	3/03/13	$77,920	$197,465
Eugene N. Dubay	7,000	4.0%	$4.13	3/03/13	$18,181	$ 46,075
John E. Schneider	7,000	4.0%	$4.13	3/03/13	$18,181	$ 46,075
Lila R. Bradley	5,250 (4)	3.0%	$4.13	3/03/13	$13,636	$ 34,556
Steven W. Warsinske	4,500	2.6%	$4.13	3/03/13	$11,688	$ 29,620
Mark T. Prendeville	3,500	2.0%	$5.62	5/01/13	$12,370	$ 31,349
_________________

(1)	The exercise price for all stock options granted by the Company is the market price of the Common Shares at the time options were granted.

(2)	One-third of the options become exercisable each of the three years following the date granted. Each option expires ten years after it was granted.

(3)
These two columns show what the value of the options would be after ten years if the market price of the Common Shares increased 5% or 10% each year for the ten years from the date the options were granted until the options expired. This table is required by the Securities and Exchange Commission and does not mean that the Company predicts that these options will have any such value nor that the market price of Common Shares will increase by any specific amount. The actual value that these options will have depends entirely on increases or decreases in the market price of Common Shares and when the options are exercised.

(4)	Mr. Jackson resigned and Ms. Bradley’s position was eliminated before these options vested and therefore the options were forfeited.

Options Outstanding at December 31, 2003

	Number of Options at December 31, 2003(1)		Value of Options at December 31, 2003(2)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Marcus Jackson(3)	139,001	0	$0	$0
Eugene N. Dubay	0	7,000	$0	$5,390
John E. Schneider	25,667	9,333	$0	$5,390
Lila R. Bradley	12,667	7,583	$0	$4,043
Steven W. Warsinske	17,850	6,250	$0	$3,465
Mark T. Prendeville	0	3,500	$0	$0
_________________

(1)	No options were exercised in 2003 by the named executive officers.

(2)	Option values are based on the difference between the exercise price and the closing price for the Company’s stock of $4.90 per share on December 31, 2003.

(3)	Mr. Jackson resigned prior to year end. All options unvested on the date of his resignation were forfeited.

Employment and Related Agreements

Mr. Jackson entered into a separation agreement and release with the Company effective December 2, 2003, pursuant to which he is to receive (a) bi-weekly payments that total $180,000; (b) until June 30, 2004, reimbursement of payments for health insurance at the level received prior to resignation, with such monthly payments continuing from June 30, 2004 to the earlier of December 31, 2004 or Mr. Jackson’s reemployment date; (c) such incremental monthly pension as may become due and owing consistent with the Age 55 Retirement Benefit Bridge and Obligations of the Company upon Termination provisions of Mr. Jackson’s employment agreement dated June 1, 2001; (d) the opportunity to exercise his vested stock options by March 1, 2004; (e) provision for reasonable and customary outplacement services, the total cost of which shall not exceed $15,000; and (f) release from any and all claims the Company may have against him arising out of his employment and the now terminated June 1, 2001 employment agreement, except for any ultra vires acts.

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Mr. Jackson's employment agreement, which was for a term of five years ending May 31, 2006, provided for an annual base salary of at least $360,000, a one-time cash signing bonus of $60,000, a guaranteed cash bonus for 2001 of $100,000, and thereafter, eligibility for an annual cash incentive bonus with an annual target of 60% of his annual base salary payable upon attainment of specific targets. In addition, the agreement provided for options to purchase 200,000 Common Shares at the market value on June 1, 2001. Thereafter, Mr. Jackson had an annual target of 50,000 options, based on performance.
In addition, Mr. Jackson's Employment Agreement provided for an early retirement "Bridge", designed to compensate Mr. Jackson for the difference between (a) his projected KCPL pension at the KCPL pension plan early retirement date and (b) the KCPL pension projected at the KCPL pension plan early retirement date based on employment termination at May 31, 2001. The Agreement accordingly provided that the Company shall pay Mr. Jackson an incremental monthly pension of $5,416.37 per month beginning the first day of the month coincident with or next following his 55th birthday.
The Company has entered into an employment agreement with George A. Schreiber, Jr. whereby he is employed as President and Chief Executive Officer for an initial term ending March 9, 2007 (subject to automatic annual one-year extensions, unless either party gives notice that the agreement shall not be extended). The agreement provides for an annual base salary of $425,000 and an annual target bonus subject to achieving 100% of designated performance targets in an amount equal to 50% of base salary for the first year and in an amount equal to 60% of base salary for each succeeding year. Under the agreement, Mr. Schreiber will be granted a stock option to acquire 200,000 Common Shares at a per share exercise price equal to the fair market value on the date of grant and 50,000 restricted stock units. If Mr. Schreiber's employment is terminated by the Company during the term of the agreement other than for cause or disability or if he terminates for good reason, he will be entitled to receive his annual base salary through the date of termination plus an amount equal to 2 times his base salary. If his employment is terminated without cause or for good reason and within one year of a change in control of the Company, he would be entitled to receive an amount equal to 2.99 times the sum of his base salary plus the annual bonus paid to him for the preceding year. The aggregate amounts payable under the foregoing provisions shall be reduced so that all payments to Mr. Schreiber do not exceed 2.99 times the base amount (as defined in the Internal Revenue Code).
Mr. Schneider has a change-of-control employment agreement that provides, in the event of a change in control of the Company (as defined in the agreement), a severance amount equal to 2.99 times his annual base salary and average bonus. The agreement also provides for the grossed-up payment of any Federal excise taxes due from Mr. Schneider as a result of any payments received under the agreement and provides up to three years of continued participation in the Company's benefit programs. Mr. Schneider’s agreement has an indefinite term. Ms. Bradley had a change-of-control employment agreement similar to Mr. Schneider’s, but it was terminated upon the elimination of her position on January 9, 2004.
The Company has entered into agreements with Messrs. Dubay and Prendeville which provide that in the event of a change in control of the Company (as defined in the agreements), these persons would have specific rights and receive certain benefits if, within two years after the change in control, either employment was terminated by the Company without "cause" (as defined in the agreements) or the person was to terminate employment for "good reason" (as defined in the agreements). In these circumstances, the person would be entitled to receive (a) full base salary through the date of termination, including vacation, (b) a pro-rata amount of any bonus award earned by the person during the year of termination under the Company’s Annual Incentive Plan, (c) a severance payment in an amount equal to the product of 2.99 and (i) the sum of (x) the person’s annual base salary and (y) the person’s recent average bonus (as defined in the agreements) reduced by all payments, benefits or amounts which constitute "parachute payments" within the meaning of the Internal Revenue Code, (d) all legal fees and expenses incurred by the person to enforce the person’s rights under the agreement, (e) continuation of medical insurance coverage for a period of time and (f) waiver of any conditions in outstanding stock options and satisfaction of any vesting provisions in the Supplemental Executive Retirement Plan. If any amounts which the person is entitled to received are deemed "excess parachute payments" under the Internal Revenue Code, the person will be entitled to receive certain additional payments from the Company. The agreements have an initial term of two years and are renewable each year thereafter until the Company gives notice that the agreements will not be renewed.

25

Employee Pension Plan

Each named executive officer above, except Mr. Jackson, participates in an Employee Pension Plan, which is available to non-union employees generally. Mr. Jackson left the Company before his benefits vested in the Pension Plan.
At age 65, a Pension Plan participant can receive an annual pension equal to 1.4% of his most recent average five-year adjusted compensation multiplied by his years of service. Thus, after 25 years, the Pension Plan provides a benefit based on 35% of such average compensation. Adjusted compensation includes salary and bonus, but excludes fringe benefits, expense reimbursements, bonuses to pay taxes on fringe benefits, and similar types of compensation. These benefits are not subject to any deduction for Social Security or other offset.
As of January 1, 2004, years of service earned were as follows: Mr. Dubay – 1.3 years, Mr. Schneider – 5.6 years, Ms. Bradley – 5.8 years, Mr. Warsinske - 25.7 years, and Mr. Prendeville - 2.9 years. At the time of his resignation, Mr. Jackson had 2.5 years of service earned.

Supplemental Pension Plan for Executives

Mr. Schneider is a party to the Supplemental Executive Retirement Plan ("SERP"), which provides for additional retirement benefits for fifteen years after five years of service. Ms. Bradley did not become eligible to participate until January 2000 and her position was eliminated before her benefits vested. If the executive officer retires at age 65, yearly payments will equal 50% of his last base salary. An executive officer retiring before age 65, but after 55, can receive from 30% (age 55) to 48% (age 64) of base salary.
The SERP also provides pension benefits which could not be provided by an Employee Pension Plan because of the limit on compensation ($200,000 in 2003). In addition, the SERP provides protection for the named officers in the event of a Change in Control by requiring the funding of a Rabbi Trust (under certain circumstances) and vesting of benefits (under other circumstances) before age 55 and before 5 years of service.
In an effort to reduce the Company's liability under the SERP, the Company offered "buy-outs" to certain participants in the SERP. Mr. Warsinske accepted a buy-out in lieu of continued participation in the SERP. The Board has authorized revisions to the current SERP agreement that could potentially lessen the Company’s financial obligation. Under the terms of their Offer Letters, Messrs. Dubay and Prendeville are entitled to SERP participation and will be enrolled in the new Plan upon adoption.

26

Total Pension Benefits

The following table sets forth the estimated annual benefits payable at normal retirement age (65) under the Pension Plan and SERP combined. Benefits under the SERP are paid for 15 years. Benefits under the Employee Pension Plan last for the life of the executive.

	Years of Service

Final Base Salary*	5	10	15	20	25

$100,000	$57,000	$64,000	$71,000	$78,000	$85,000

150,000	85,500	96,000	106,500	117,000	127,500

200,000	114,000	128,000	142,000	156,000	170,000

250,000	142,500	160,000	177,500	195,000	212,500

300,000	171,000	192,000	213,000	234,000	255,000

350,000	199,500	224,000	248,500	273,000	297,500

400,000	228,000	256,000	284,000	312,000	340,000

450,000	256,500	288,000	319,500	351,000	382,500

500,000	285,000	320,000	355,000	390,000	425,000

*    Final Base Salary means the base salary for the executive at time of retirement. The SERP benefit is based on final base salary. The smaller benefit from an Employee Pension Plan is based on five-year average compensation (salary plus bonus). This table assumes that an executive's final base salary will approximate his five-year average compensation.

Director Compensation

Annual Compensation

For their services on the Board, non-employee directors are paid a retainer of $1,000 per month. Board Committee Chairmen receive an additional retainer of $400 per month. The Lead Director received an additional retainer of $1,700 per month. In December 2003, the Company’s Lead Director was replaced by an independent Chairman who receives the same compensation as that of a Lead Director.

Meeting Fees

Each non-employee director received $1,000 for each Board meeting attended and $800 for each Board Committee meeting attended by Committee members. Board Committee Chairmen each received an additional meeting fee of $200 per Committee meeting chaired. Directors are reimbursed for expenses incurred in attending Board and Committee meetings.
In addition to the Board and Committee meetings, the Board held one strategy planning session during 2003 for which they were compensated as a regular Board meeting.
The Board also held a telephone update meeting for which they were compensated at one-half the rate of a regular Board meeting.
Throughout the year, the independent directors held a number of executive sessions for which they were not compensated regardless of whether or not the executive sessions were held in conjunction with regular or special Board meetings.

Other Compensation

Non-employee directors who were members of the Board prior to 1996 may participate in the Company's medical program. Directors who join the Board after 1995 may not participate in the medical program. Directors who do not participate in the Company's medical program receive a grant of $3,850 worth of Common Shares each year.
In 2001, the Board adopted a Stock Grant Plan for Non-Employee Directors, pursuant to which each non-employee director receives a grant of 500 Common Shares each year while a member of the Board.

27

Non-employee directors also accrue $3,000 per year under a non-qualified defined contribution plan, which is payable after leaving the Board. Interest accrues at 8% per annum.

Deferred Compensation

Under the Deferred Compensation and Common Stock Purchase Plan for Non-Employee Directors, directors' cash compensation may be deferred for each upcoming year. If deferred, compensation accrues interest at the prime rate or is invested in newly issued Common Shares with dividends reinvested through the dividend reinvestment plan. Five directors deferred some or all cash compensation for 2003, which was used to purchase Common Shares. Five directors have chosen to purchase Common Shares by deferring some or all cash compensation for 2004.

Stock Options

Each non-employee director also receives an annual grant on each March 1 of non-qualified stock options exercisable at fair market value on date of grant to acquire 1,000 Common Shares under the Long-Term Incentive Plan. Upon joining the Board, new non-employee directors also receive such a grant. Thus, a non-employee director joining the Board prior to the date options are granted to all directors for the year will receive two grants within the same year. However, no grant of stock options will be made to directors who are known to be leaving the Board within six months after the grant date. Such stock options become exercisable one-third each year for three years and expire ten years from the date of grant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee ("Committee") is responsible for reviewing and approving corporate goals and objectives related to the CEO. Further, the Committee reviews and recommends to the full Board the compensation of the CEO, the Executive Officers and other key executives based upon performance against goals and objectives. The Committee is composed of four non-employee directors. The Committee seeks to provide salary and other non-incentive compensation opportunities for an executive based upon a comparison to that paid to executives with similar responsibilities and authority in other comparably sized companies in the same line of business, as appropriate. Incentive plans provide each executive with an opportunity for additional compensation if financial targets or other performance goals are met or exceeded.

All base salaries of officers, including those shown in the "Salary" column of the above Compensation Table, were approved by the Committee. Performance goals and objectives in 2003 included certain corporate and business financial goals, customer focused objectives, organizational development and learning objectives.

Pursuant to the terms of Mr. Jackson's employment agreement, he had an annual target bonus of up to 60% of base salary, based on performance.

Bonuses under the Company's Short-Term Incentive Plan for other Executive Officers range from 25% of base salary if the Company achieves target earnings to 54% of base salary if the Company achieves at least 108% of target earnings. Bonuses for other Executive Officers are based on the Company's performance, their individual performance and a discretionary amount.

The Compensation Committee may adjust the Short-Term Incentive Plan payout for any unusual or extenuating circumstances. Unusual circumstances outside the control of executive officers are considered and may include, for example, significantly warmer than normal weather that may affect Company earnings. Extenuating circumstances may include, for example, an individual’s significant contribution to the Company’s performance.

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Pursuant to the terms of Mr. Jackson's employment, he had an annual target of 50,000 stock options, based on performance. Such options are subject to the provisions of the Company's Long-Term Incentive Plan (LTIP) and Stock Option Plan of 2000 (SOP) and successor plans in effect at the date of grant.

The LTIP was approved by the shareholders at the Annual Meeting held April 15, 1997. Awards to Mr. Jackson and other Executive Officers are based primarily on Company performance. However, business unit performance and individual performance are used to modify the target award. Maximum awards of stock options to other Executive Officers under the LTIP range from 5,250 to 10,500 shares.

The SOP allows stock options to be granted in excess of the LTIP maximum number to the extent deemed appropriate by the Committee. However, no single person may be issued SOP stock options relating to more than 1% of outstanding stock at the time of grant and no more than 5% of outstanding stock may be issued pursuant to exercises of options granted under any non-shareholder approved option plan.

Further detail regarding compensation is shown under "Compensation of Directors and Executive Officers."

All decisions of the Committee regarding executive compensation are reviewed by the full Board.

COMPENSATION COMMITTEE

Donald W. Thomason, Chairman
Edward J. Curtis
John T. Ferris
Michael O. Frazer

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003 with respect to the shares of the Company's Common Stock that may be issued under the Company's existing equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

Equity compensation plans approved by security holders(1)	341,796	$12.65	183,204

Equity compensation plans not approved by security holders(2)	835,939	$12.45	933,760(3)(4)

Total	1,177,735	$12.96	1,116,964

__________

(1)	Includes the 1997 Long-Term Incentive Plan.

(2)	Includes options awarded pursuant to the Stock Option Plan of 2000 and options awarded pursuant to employment agreements.

(3)
Includes 752,056 stock options available pursuant to the Stock Option Plan of 2000, 876 Common Shares pursuant to the Employee Stock Gift Program, 96,359 Common Shares pursuant to the Broad Based Stock Award Plan of SEMCO Energy, Inc. and Subsidiaries, 56,320 Common Shares pursuant to the Directors' Deferred Compensation and Stock Purchase Plan for Non-Employee Directors, 12,649 Common Shares pursuant to the Compensation in Lieu of Medical Plan Participation for Non-Employee Directors, and 15,500 Common Shares pursuant to the Stock Grant Plan for Non-Employee Directors.

(4)	No stock options pursuant to employment agreements are included as available for future grant as of December 31, 2003. There is no specific amount set aside for future employment inducement grants.

The 1997 Long-Term Incentive Plan
The Company's Long-Term Incentive Plan ("LTIP") was approved by the shareholders at the Annual Meeting held April 15, 1997 and provided for the issuance of options to purchase up to 500,000 Common Shares. The options available under the LTIP were adjusted for subsequent stock dividends. The purposes of the LTIP are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company and its subsidiaries; to assist the Company in attracting and retaining key employees and non-employee directors; and to associate the interests of such employees and directors with those of the Company's shareholders.
As of December 31, 2003, there were 525,000 shares reserved for issuance pursuant to the LTIP. As noted in the table above, there were outstanding options to purchase 341,796 Common Shares and 183,204 shares remaining available for grant as of December 31, 2003.
Awards may be in the form of stock options, incentive stock options, restricted stock, performance units, stock appreciation rights, and other stock incentives. All awards granted thus far have been in the form of stock options, which vest over a three-year period. Options granted pursuant to the LTIP must be granted at fair market or greater value on the date of grant and expire ten years from the date of grant. Repricing and replacement of underwater stock options shall not be permitted. The Compensation Committee of the Board of Directors has the power to determine when options granted under the LTIP shall become exercisable. Each outstanding stock option or other stock-based award shall become immediately and fully exercisable for a period of six (6) months following the date of a "Change of Control" as that term is defined by the LTIP.
An employee may be granted multiple awards under the LTIP, but no one employee may be granted awards which would result in him or her receiving options or other awards for more than 30,000 shares under the LTIP in any one calendar year. Under the LTIP, each non-employee director shall each year be awarded an option to purchase 1,000 shares.

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The Stock Option Plan of 2000
On August 17, 2000, the Company's Board of Directors ("Board") approved The Stock Option Plan of 2000 ("SOP"). The SOP allows stock options to be granted in excess of the LTIP maximum number to the extent deemed appropriate by the Board’s Compensation Committee. However, SOP stock options granted to a single person cannot exceed 1% of the Company’s outstanding stock at the time of grant. In addition, no more than 5% of the Company’s outstanding stock may be issued pursuant to exercises of options granted under any non-shareholder approved plan. To the extent not otherwise specified in a Board resolution, SOP stock options will be issued upon the same terms and conditions as LTIP stock options.
As of December 31, 2003, there were 901,806 shares reserved for issuance pursuant to the SOP. There were outstanding options to purchase 149,750 Common Shares and 752,056 shares remaining available for grant as of December 31, 2003.

Employee Stock Gift Program
On December 16, 1999, the Company's Board created a reserve for the Employee Stock Gift Program, which was established to encourage employee stock ownership. The first time an employee enrolls in payroll deduction to make optional payments to the Company's Direct Stock Purchase and Dividend Reinvestment Plan (the "DRIP"), one share of stock is added to their account at no charge.
As of December 31, 2003, there were 876 Common Shares reserved for the program.

Broad Based Stock Award Plan of SEMCO Energy, Inc. and Subsidiaries
On October 14, 1999, the Company's Board of Directors created a reserve for a Broad Based Stock Award Plan (the "BBSA Plan") for the Company and its subsidiaries in order to develop a program to: provide an incentive similar to competitive market practice; create a mid-term incentive for retention purposes; and increase the link between individual and corporate success. The BBSA Plan was designed to grant full value shares of the Company's stock to employees at all levels in the organization, with participants being given one-time or ongoing restricted stock awards subject to service-based vesting requirements. The stock restrictions are subject to three-year cliff vesting requiring continued employment with the Company and forfeiture of the stock for either voluntary or involuntary termination of employment.
As of December 31, 2003, there were 96,359 Common Shares reserved for the BBSA Plan.

Directors' Deferred Compensation and Stock Purchase Plan for Non-Employee Directors
Prior to 1999, the Company offered Directors the opportunity to defer income earned as a Board member into an interest bearing account or into phantom stock. Beginning in 1999, the phantom stock alternative was replaced with the Company's Common Shares and any phantom stock allocated to the participants' accounts was converted to Company stock. Directors can defer income earned as a Board member by electing to have the Company contribute it to the Directors' Deferred Compensation and Stock Purchase Plan for Non-Employee Directors (the "Directors' Deferred Comp Plan"). Participants in the Directors' Deferred Comp Plan must make a distribution election prior to the beginning of the year when the income is to be deferred. Distribution alternatives are either 1) in a lump sum within 30 days of: a) the date the Director ceases to be a full-time member of the Board, b) January 1 of a chosen year, c) the earlier of alternative 1a or 1b, or d) the later of alternative 1a or 1b; or 2) in three annual graduated installments beginning within 30 days of the date the Director ceases to be a full-time member of the Board; or 3) in five annual graduated installments beginning within 30 days of the date the Directors ceases to be a full-time member of the Board. If the Company's Common Shares is the chosen investment vehicle, distributions are made in Common Shares.
As of December 31, 2003, there were 56,320 Common Shares reserved for the Directors' Deferred Comp. Plan.

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Compensation in Lieu of Medical Plan Participation for Non-Employee Directors
In December 1995, the Board determined that it would be in the best interests of the Company to phase out the participation of non-employee Directors in the Company's Medical, Dental and Prescription Drug Plan ("the Medical Plan"). Any Directors joining the Board after 1995 are ineligible to participate in the Medical Plan and any Directors who withdraw from Medical Plan participation are not eligible for future participation. A plan was established to provide a form of stock-based compensation to each non-employee member of the Board who is not eligible to participate in the Medical Plan. Pursuant to the Compensation in Lieu of Medical Plan Participation for Non-Employee Directors (the "Non-Medical Plan"), stock-based compensation in one of the following forms is paid to each participant based on the annual election of the participant: a) issuance of Common Shares to the participant; b) allocation of Common Shares to the Directors' Deferred Comp Plan; or c) payment of cash to the participant’s account in the DRIP. No payment is made to any person who is not a Director at the time of payment, regardless of the reason.
As of December 31, 2003, there were 12,649 Common Shares reserved for the Non-Medical Plan.

Stock Grant for Plan for Non-Employee Directors
In August 2001, the Board approved the Stock Grant Plan for Non-Employee Directors (the "Stock Grant Plan") in order to strengthen the alignment between the interests of each non-employee member of the Board and the interests of the Company's shareholders. Pursuant to the Stock Grant Plan, each non-employee Director is awarded 500 Common Shares annually.
As of December 31, 2003, there were 15,500 Common Shares reserved for the Stock Grant Plan.

Stock Options Pursuant to Employment Agreements
The Company has entered into employment agreements from time to time that included provisions for the grant of stock options.
Pursuant to the terms of Mr. William Johnson's (former CEO of the Company) employment agreement, he was granted, as of May 1, 1996 and January 3, 1997, stock options for the purchase of a total of 45,000 Common Shares, which were subsequently adjusted for stock dividends to 49,612, with exercise prices from $14.97 to $17.12 per share. Mr. Johnson's stock options were amended in 2001 to extend the exercisable period following Mr. Johnson's retirement to three years from one year in the original agreements.
In conjunction with the acquisition of Long's Underground Technologies, Inc. ("Long's"), Paul Long and six other key employees of Long's were given employment agreements, which included provisions for the grant of stock options based upon the return on assets ("ROA") of Long's. The employment agreements expired prior to December 31, 2002. The stock options granted ranged from 100 to 19,000 Common Shares at fair market value on the date of grant ($9.99 to $14.26 per share). Several of the employees who were granted stock options under these agreements have left the Company and their stock options have been forfeited.
In conjunction with the acquisition of Flint Construction Company ("Flint"), three key employees of Flint were given employment agreements, which included provisions for the grant of stock options based upon the return on assets of Flint. These employment contracts expired prior to December 31, 2002 although the final awards were not granted until February 2003. The stock options granted ranged from 13,667 to 94,000 Common Shares at fair market value on the date of grant ($4.365 to $14.26 per share).
Pursuant to the terms of Mr. Marcus Jackson's (former CEO of the Company) employment agreement, as of June 1, 2001 Mr. Jackson was granted stock options for the purchase of 200,000 Common Shares at fair market value on the date of grant ($14.37), with a graduated three-year vesting period, and expiration ten years from the date of grant. Pursuant to the terms of the stock option agreement, upon Mr. Jackson’s resignation, vesting ceased; vested options may be exercised during the three months following Mr. Jackson’s resignation and the unvested options were forfeited.
As a form of employment inducement, the following individuals were granted stock options at fair market value on the date of grant with a graduated three-year vesting period and expiration ten years from the date of the grant: On May 26, 1998, Mr. John Schneider, Senior Vice President, Treasurer and Chief Financial Officer of the Company, was granted stock options for the purchase of 7,000 Common Shares at $16.31 per share; on April 15, 2003, Mr. Brad Olson, Vice President of Operations for the Company’s construction segment, was granted stock options for the purchase of 5,000 Common Shares at $4.19 per share; and on April 28, 2003, Mr. Gary Valentz, Vice President and Chief Information Officer of the Company, was granted stock options for the purchase of 7,100 Common Shares at $5.53 per share.

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PERFORMANCE GRAPH

The following graph compares cumulative total returns (assuming reinvestment of dividends). The stock price performance shown is not necessarily indicative of future price performance. The graph assumes the investment of $100 in the Company's Common Shares, the stocks representing the S&P 500 Gas Utilities index and the stocks representing the S&P 500 index on December 31, 1998. The Company's Common Shares closed at $4.90 per share on December 31, 2003.

Comparison of Five Year Cumulative Total Return
Among stock of SEMCO Energy, Inc.,
S&P 500 Index and
S&P 500 Gas Utilities Index

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has oversight responsibility for the Company's financial reporting processes and the quality of its financial reporting. The specific responsibilities are outlined in the revised and restated Audit Committee Charter, which was approved by the Board of Directors on December 12, 2002 and can be found on the Company’s website at www.semcoenergy.com. In connection with the December 31, 2003 financial statements and in compliance with the Audit Committee’s Charter, the Audit Committee: (1) reviewed and discussed the audited financial statements with management and the independent auditors, (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees , as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, and (3) received and reviewed the written

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disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees , as amended, and discussed with the auditors the auditors' independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE

Thomas W. Sherman, Chairman
John M. Albertine
Frederick S. Moore
Edith A. Stotler

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP (PwC) was appointed as the principal auditor for the Company in May 2002. Arthur Andersen LLP (Andersen) had been the principal auditor for the Company and its predecessor for over forty-five (45) years and until they were replaced by PwC.

	2003	2002

Fee Category	PwC	PwC	Andersen

Audit Fees	$812,250	$273,000	$201,000

Audit-Related Fees(1)	112,000	32,500	0

Tax Fees	0	0	0

All Other Fees(2)	$1,400	$1,400	$0

Total Fees	$925,650	$306,900	$201,000

(1)    Audit-related fees include benefit plan audits, accounting consultation and various attest services under professional standards.

(2)    Other fees consisted of subscription to accounting research software.

The Audit Committee’s pre-approval policy states that:
  The Audit Committee shall approve all Auditor Fees.
  For periods between Audit Committee Meetings, the Audit Committee delegates authority to the Audit Committee Chair for approval of up to $30,000 per project.
  All interim approvals by the Audit Committee Chair will be reviewed with the full Committee at the next scheduled Audit Committee Meeting.

For 2003, 100% of the services described in the above table were approved by the Audit Committee. Pre-approval was not required for 2002. Audit fees for 2003 were substantially higher than 2002 mainly due to work on the Company’s long-term financings.

A member of PwC will be available at the Shareholders Meeting to make a statement if he so desires and to answer appropriate questions.

SHAREHOLDER PROPOSALS, COMMUNICATIONS
AND RECOMMENDATIONS FOR DIRECTOR CANDIDATES

Shareholder Proposals
A shareholder’s proposal to be included in the proxy statement and proxy for the 2005 annual meeting of shareholders must be received at the Company's principal executive office no later than December 11, 2004.

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For any shareholder proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented at the 2005 annual meeting, SEC rules will permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 28, 2005, and advises shareholders in the 2005 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 28, 2005.
Proposals and notices of intention to present proposals should be addressed to: Ms. Sherry L. Abbott, Corporate Secretary, 405 Water Street, Port Huron, Michigan 48060.

Communications with the Board
Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Ms. Sherry L. Abbott, Corporate Secretary, 405 Water Street, Port Huron, Michigan 48060. All communications are compiled by the Corporate Secretary and forwarded to the Board or the individual director(s) accordingly.

Director Candidate Recommendations
Shareholder recommendations of director candidates should be sent to the Nominating and Corporate Governance Committee, c/o Ms. Sherry L. Abbott, Corporate Secretary, 405 Water Street, Port Huron, Michigan 48060. Such recommendations should be made in writing accompanied by: a) the potential candidate’s qualifications and other relevant biographical information to permit an appropriate evaluation; b) contact information (name, phone number and address) for the shareholder suggesting the potential candidate; c) contact information for the potential candidate; and (d) the signed consent of the potential candidate to serve as a director. Recommendations received by December 11, 2004 will be considered by the Committee for the 2005 annual meeting of shareholders. Recommendations received after December 11, 2004 will be considered for the 2006 annual meeting.

OTHER BUSINESS

Management knows of no matters (other than those listed in the Notice of Annual Meeting) which are to be brought before the meeting. However, if any other matters are presented for action, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment.

It is important that proxies be returned promptly to avoid unnecessary expenses. Therefore, all Common Shareholders (even those planning to attend the meeting) are urged, regardless of the number of Common Shares owned, to sign, date and return the enclosed proxy in the business-reply envelope, also enclosed, or submit a proxy by telephone or internet in accordance with the instructions on the enclosed proxy card. Shareholders attending in person may withdraw their proxies and vote in person.

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APPENDIX A

SEMCO ENERGY, INC.

2004 Stock Award and Incentive Plan

1.    Purpose . The purpose of this 2004 Stock Award and Incentive Plan (the "Plan") is to aid SEMCO Energy, Inc., a Michigan corporation (the "Company"), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2.    Definitions . In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)    "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b)    "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(c)    "Beneficiary" means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(d)    "Board" means the Company’s Board of Directors.

(e)    "Change in Control" and related terms have the meanings specified in Section 9.

(f)    "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(g)    "Committee" means the Compensation Committee of the Board, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

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(h)    "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(i)    "Deferred Stock" means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as "stock units," "restricted stock units," "phantom shares," "performance shares," or other appellations.

(j)    "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k)    "Effective Date" means the effective date specified in Section 11(p).

(l)     "Eligible Person" has the meaning specified in Section 5.

(m)   "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n)    "Fair Market Value" means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the mean of the high and low sales prices for Common Stock as reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

(o)    "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(p)    "Option" means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(q)    "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

(r)    "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(s)    "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(t)    "Preexisting Plans" means the Company’s 2000 Stock Award and Incentive Plan and the Long-Term Incentive Plan.

(u)    "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code Section 162(m).

(v)    "Restricted Stock" means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

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(w)    "Rule l6b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(x)    "Stock" means the Company’s Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(y)    "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

3.    Administration .

(a)    Authority of the Committee . The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

(b)    Manner of Exercise of Committee Authority . At anytime that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under applicable provisions of the Michigan General Corporation Act, the Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify.

(c)    Limitation of Liability . The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

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4.    Stock Subject to Plan .

(a)    Overall Number of Shares Available for Delivery . Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of: (i) the number of shares (a) remaining under the Preexisting Plans as of the Effective Date (which shall be rolled into this Plan) plus (b) new shares available under the Plan, provided that the sum of (a) and (b) of this clause do not exceed 1,500,000; and (ii) the number of shares which become available in accordance with Section 4(b) after the Effective Date with respect to the Preexisting Plans. In order that applicable regulations under the Code relating to ISOs shall be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of ISOs shall be the number specified in clause (i) of the first sentence of this Section 4(a), and, if necessary to satisfy such regulations, that same maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)    Share Counting Rules . The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares that are potentially deliverable under an Award under the Plan or an award under any Preexisting Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or such Preexisting Plan. Shares that have been issued in connection with an Award (e.g., Restricted Stock) or Preexisting Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards. Shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under the Plan. The foregoing notwithstanding, if issued shares are returned to the Company, including upon a cash out of Restricted Stock, surrender of shares in payment of an exercise price or taxes relating to an Award, or withholding of shares in payment of taxes upon vesting of Restricted Stock, such shares shall not become available again under the Plan if the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, and otherwise shares shall not become available under this Section 4(b) in an event that would constitute a "material revision" of the Plan subject to shareholder approval under then applicable rules of the New York Stock Exchange. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the share limit imposed to conform to the Treasury regulations governing ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because shares will count against the number reserved in Section 4(a) upon delivery, and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

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5.    Eligibility and Certain Award Limitations .

(a)    Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.

(b)    Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a), a Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 250,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $500,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6.    Specific Terms of Awards .

(a)    General . Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Michigan General Corporation Act, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)    Options . The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)    Exercise Price . The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 8(a).

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(ii)    Option Term; Time and Method of Exercise . The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option "profit," at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)    ISOs . The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

(c)    Stock Appreciation Rights . The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)    Right to Payment . A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii)    Other Terms . The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d)    Restricted Stock . The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)    Grant and Restrictions . Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

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(ii)    Forfeiture . Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)    Certificates for Stock . Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)    Dividends and Splits . As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)    Deferred Stock . The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)    Award and Restrictions . Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

(ii)    Forfeiture . Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

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(iii)    Dividend Equivalents . Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f)    Bonus Stock and Awards in Lieu of Obligations . The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)    Dividend Equivalents . The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h)    Other Stock-Based Awards . The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)    Performance Awards . Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.    Performance Awards, Including Annual Incentive Awards .

(a)    Performance Awards Generally . The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

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(b)    Performance Awards Granted to Covered Employees . If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i)    Performance Goal Generally . The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)    Business Criteria . One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall he used by the Committee in establishing performance goals for such Performance Awards: (1) revenues; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)    Performance Period; Timing for Establishing Performance Goals . Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)    Performance Award Pool . The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

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(v)    Settlement of Performance Awards; Other Terms . Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c)    Annual Incentive Awards Granted to Designated Covered Employees . The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i)    Grant of Annual Incentive Awards . Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii)    Payout of Annual Incentive Awards . After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d)    Written Determinations . Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

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8.    Certain Provisions Applicable to Awards .

(a)    Stand-Alone, Additional, Tandem, and Substitute Awards . Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

(b)    Term of Awards . The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

(c)    Form and Timing of Payment under Awards; Deferrals . Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest oil installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)    Exemptions from Section 16(b) Liability . With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

9.    Change in Control .

(a)    Effect of "Change in Control" on Non-Performance Based Awards . In the event of a "Change in Control," the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

(i)    All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable its of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond the Change in Control and subject to applicable restrictions set forth in Section 11(a);

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(ii)    Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for "cause" (as defined in any employment or severance agreement between the Company or it subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 11(a); and

(iii)    The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award. In addition, the Committee may provide that Options and SARs shall be subject to a mandatory cash-out in lieu of accelerated vesting, in order to limit the extent of "parachute payments" under Sections 280G and 4999 of the Code.

(b)    Effect of "Change in Control" on Performance-Based Awards . In the event of a "Change in Control," with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

(c)    Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i)    any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) becomes the beneficial owner (except that a Person shall be deemed to be the beneficial owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 30% or more of the combined voting power of the Company’s or such subsidiary’s then outstanding securities with the exception of any Person who acquires shares of Common Stock upon the conversion of shares of the Company's Series B Convertible Preference Stock or shares upon the exercise of Common Stock purchase warrants;

(ii)    during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board,

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(iii)    the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a "Significant Subsidiary") with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

(iv)    the stockholders of the Company or any affiliate approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) and the satisfaction of all material conditions to completion of the transaction, in which case the Board shall determine the effective date of the Change in Control resulting there from; or

(v)    any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

(d)    Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10.    Additional Award Forfeiture Provisions .

(a)    Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements . Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a "Forfeiture Event"), all of the following forfeitures will result, such forfeitures to be effective at the later of the occurrence of the Forfeiture Event or the Participant's termination of employment:

(i)    The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii)    The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefore by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term "Award Gain" shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by tile Participant to the Company as a condition of or in connection with such settlement.

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(b)    Events Triggering Forfeiture . The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment:

(i)    The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii)    The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii)    The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

(c)    Agreement Does Not Prohibit Competition or Other Participant Activities . Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).

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(d)    Committee Discretion . The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.    General Provisions .

(a)    Compliance with Legal and Other Requirements . The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)    Limits on Transferability; Beneficiaries . No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

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(c)    Adjustments . In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b) (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

(d)    Tax Provisions .

(i)    Withholding . The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in additional accounting expense to the Company.

(ii)    Required Consent to and Notification of Code Section 83(b) Election . No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)    Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b) . If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of all Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

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(e)    Changes to the Plan . The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes it "repricing," as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(f)    Right of Setoff . The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or it subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant. Such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g)    Unfunded Status of Awards; Creation of Trusts . The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)    Nonexclusivity of the Plan . Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)    Payments in the Event of Forfeitures; Fractional Shares . Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Compliance with Code Section 162(m) . It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

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(k)    Certain Limitations Relating to Accounting Treatment of Awards . At any time that the Company is accounting for stock-denominated Awards under Accounting Principles Board Opinion 25 ("APB 25"), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under APB 25, in "variable" accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee. This provision shall cease to be effective if and at such time as the Company no longer accounts for equity compensation under APB 25.

(l)    Governing Law . The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Michigan, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m)    Awards to Participants Outside the United States . The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n)    Limitation on Rights Conferred under Plan . Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

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(o)    Severability; Entire Agreement . If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p)    Plan Effective Date and Termination . The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present in person or by proxy and entitled to vote on the subject matter at a duly held meeting of stockholders at which a quorum is present. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

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LAKE HURON
LEXINGTON
BLACK RIVER
HANCOCK ST.
PINE GROVE AVE.
WATER ST. EXIT 274
I-94
WATER ST.
McMORRAN AUDITORIUM
JUST NORTH OF McMORRAN BLVD.
GLENWOOD
ERIE
HURON AVE.
EXIT 199
I-69
FLINT
LAPEER AVE.
MILITARY ST.
10TH ST.
7TH ST.
I-69
EXIT 271
I-94
BUSINESS LOOP 69
OAK ST.
ST. CLAIR RIVER
PORT HURON
SARNIA (CANADA)
DETROIT

C/O CORPORATE TRUST OPERATIONS
P.O. BOX 92301
CLEVELAND, OH 44193-0900

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 23, 2004. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to SEMCO Energy, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717 by May 23, 2004.

NOTE:  If you vote by Internet or telephone, you DO NOT NEED TO MAIL BACK your proxy card. Your Internet or telephone instructions will authorize the proxy in the same manner as if you returned a signed proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEMCO ENERGY, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" ITEMS 1, 2, 3, 4 AND 5.

Vote on Directors

1.	To elect as Directors the nominees listed below: 01) John M. Albertine 02) John R. Hinton 03) Donald W. Thomason	For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below. _____________________________________

Vote on Proposals

		For	Against	Abstain
2.	To authorize the issuance of Series B Preference Stock.

3.	To amend the Articles of Incorporation to increase the number of authorized Common Shares from 40,000,000 to 100,000,000.

4.	To amend the Bylaws as to number of Directors.

5.	To approve the 2004 Stock Award and Incentive Plan.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

For address changes and/or comments, please check this box and write them on the back where indicated.

Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

SEMCO Energy, Inc.

Annual Meeting of Shareholders -- May 24, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, 4 and 5.

By signing the proxy, you revoke all prior proxies and appoint George A. Andaluz and Roberta S. Floyd (the Named Proxies), and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders of SEMCO Energy, Inc., to be held May 24, 2004 at 10:00 a.m. EDT, in Port Huron, Michigan, at the McMorran Auditorium, 701 McMorran Boulevard, and all adjournments.

Address Changes/Comments:______________________________________________________________________
___________________________________________________________________________________________
___________________________________________________________________________________________
(If you noted any Address Changes/Comments above, please mark corresponding box on other side.)

See reverse for voting instructions.